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                                                                  EXHIBIT 10 (C)

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement, dated as of ______________, 2003 is made by Lindsay Manufacturing Co., a Delaware corporation (the "Company") for the benefit of ________________________, an officer and/or director of the Company (the "Indemnitee").

                                    RECITALS

         The Company and the Indemnitee recognize that the present state of the law is too uncertain to provide the Company's officers, directors, employees and agents with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company.

         A. The Company and the Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers, directors, employees and agents in connection with their activities in such capacities and by reason of their status as such;

         B. The Company and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most individuals and, accordingly, represents a significant disincentive for qualified persons to serve as directors or officers of the Company;

         C. The Company believes that it is in the best interest of the Company and its shareholders to attract and retain qualified and committed directors and officers and, after reasonable investigation, believes it is prudent to provide such persons with a combination of (i) reasonable coverage under a directors and officers liability insurance policy and (ii) contractual indemnity from the Company to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the good faith performance of their duties to the Company;

         D. The Company's Restated Certificate of Incorporation authorizes the indemnification of corporate agents of the Company to the fullest extent permitted by law;

         E. The Company desires and has requested the Indemnitee to serve or continue to serve as a director and/or officer of the Company, free from undue concern for the risks and potential liabilities associated with such services to the Company; and

         F. The Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the express condition, that he or she is furnished with the indemnification provided for herein.

                                    AGREEMENT

                  NOW, THEREFORE, the Company and Indemnitee agree as follows:

                  1.       DEFINITIONS.

                           (a)      EXPENSES. "Expenses" means, for the purposes
of this Agreement, all direct and indirect costs and expenses of any type or nature whatsoever (including, without limitation, any fees, retainers and disbursements of Indemnitee's counsel, accountants, experts, other witnesses, investigation costs, defense costs, mediation costs, arbitration costs, court costs (including appeals), costs of attachment or bonds, transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees and other out-of-pocket costs and expenses) actually and reasonably incurred by the Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

                           (b)      PROCEEDING. "Proceeding" means, for the
purposes of this Agreement, any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative, legislative or other hearing, or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or

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investigative and whether brought by or in the right of the Company or otherwise, in which Indemnitee was, is or may be involved as a party, witness or otherwise, by reason of the fact that Indemnitee is or was a director and/or officer of the Company or any subsidiary or affiliate of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as such director and/or officer, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

                  2. AGREEMENT TO SERVE. In consideration of the protection afforded by this Agreement, if Indemnitee is a director, he or she has agreed to serve to the best of his or her abilities until the earlier of (i) the time when Indemnitee fails to be reelected to the Board of Directors and qualified or (ii) such time as he or she tenders his or her resignation in writing. If Indemnitee is an officer, he or she has agreed to serve to the best of his or her abilities at the will of the Company or under separate contract, if such contract exists, for so long as Indemnitee is duly appointed or until such time as he or she tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment or any requirement of a continuing relationship.

                  3. INDEMNIFICATION. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists on the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

                           (a)      THIRD PARTY PROCEEDINGS. The Company shall
indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful.

                           (b)      PROCEEDINGS BY OR IN THE RIGHT OF THE
COMPANY. To the fullest extent permitted by law, the Company shall indemnify Indemnitee against Expenses and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company in the performance of Indemnitee's duty to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for Expenses and then only to the extent that the court shall determine.

                           (c)      INDEMNIFICATION FOR EXPENSES AS A WITNESS.
Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee against all expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding in which Indemnitee is a witness, but not a party.

                           (d)      SCOPE. Notwithstanding any other provision
of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Company's Restated Certificate of Incorporation, the Company's Bylaws or by statute.

                           (e)      EXCEPTION TO RIGHT OF INDEMNIFICATION.
Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification under this Agreement with respect to any Proceeding brought by Indemnitee, or the making of any claim therein, unless (i) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company, or (ii) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee's rights under this Agreement (including rights to D&O Insurance provided in Section 8 hereof).

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                  4.       DETERMINATION OF RIGHT TO INDEMNIFICATION. Upon
receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Company shall indemnify Indemnitee with respect to such written claim to the fullest extent permitted by law. If a claim under Section 3 is not paid in full by the Company within 30 days after such written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, the Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to make a determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct. It shall at all times be presumed that Indemnitee has met the applicable standard of conduct to be entitled to indemnification, and the Company or anyone else seeking to overcome this presumption shall have the burden of proof to establish that Indemnitee has not met the applicable standard of conduct.

                  5. ADVANCEMENT AND REPAYMENT OF EXPENSES. The Expenses incurred by Indemnitee in connection with any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee copies of invoices presented to Indemnitee or other satisfactory evidence for such Expenses, if Indemnitee shall provide an undertaking to the Company to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Any advancements and undertakings for repayment of Expenses shall be unsecured and interest free. Notwithstanding the foregoing, the Company shall not be required to make the advances called for hereby if the Board of Directors reasonably determines in good faith that it does not appear that Indemnitee has met the standards of conduct which make it permissible under applicable law to indemnify Indemnitee and the advancement of Expenses would not be in the best interests of the Company and its shareholders.

                  6. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to the Indemnitee for the portion of such Expenses or liabilities to which the Indemnitee is entitled. In addition, if Indemnitee is not wholly successful in any Proceeding, but is successful, on the merits or otherwise (including dismissal, with or without prejudice), as to one or more, but less than all claims, issues or matters involved in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with each successfully resolved claim, issue or matter involved in such Proceeding.

                  7. NOTICE TO COMPANY BY INDEMNITEE. Indemnitee shall notify the Company in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided that any delay in so notifying the Company shall not constitute a waiver by Indemnitee of his or her rights hereunder. The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

                  8.       MAINTENANCE OF LIABILITY INSURANCE.

                           (a)      COVERAGE. The Company hereby agrees that so
long as Indemnitee shall continue to serve as a director and/or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding, the Company, subject to Section 8(b), shall use its best efforts to obtain at a commercially reasonable cost and maintain in full force and effect directors and officers liability insurance ("D&O Insurance") which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is not a director of the Company but is an officer.

                           (b)      LIMITATIONS OF OBLIGATION. Notwithstanding
the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, the

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coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

                           (c)      NOTICE TO INSURERS. If, at the time of the
receipt of a notice of a claim pursuant to Section 7 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

                  9. DEFENSE OF CLAIM. In the event that the Company shall be obligated under Section 5 hereof to pay the Expenses of any Proceeding against Indemnitee and the Company or any other person entitled to indemnification by the Company is a party to the Proceeding, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, or (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnitee in the conduct of such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. If the Company assumes the defense of any Proceeding, the Company shall be obligated to defend all claims against Indemnitee in such Proceeding in good faith and in a manner consistent with the best interests of Indemnitee, and the Company shall not settle or compromise any claims on any basis or in any manner which would impose any liability, limitation or restriction of any kind on Indemnitee without Indemnitee's express written consent.

                  10. ATTORNEYS' FEES. In the event that Indemnitee or the Company institutes an action to enforce or interpret any terms of this Agreement, the Company shall reimburse Indemnitee for all of the Indemnitee's reasonable fees and expenses in bringing and pursuing such action or defense if Indemnitee is successful in whole or in part in such action or defense.

                  11. CONTINUATION OF OBLIGATIONS. All agreements and obligations of the Company contained herein shall continue during the period the Indemnitee is a director and/or officer of the Company, or is or was serving at the request of the Company as a director, officer, fiduciary, employee or agent of a corporation, partnership, joint venture, trust or other enterprise, and shall continue thereafter so long as the Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee served in any capacity referred to herein.

                  12. SUCCESSORS AND ASSIGNS. This Agreement establishes contract rights that shall he binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.

                  13.      NON-EXCLUSIVITY.

                           (a)      OTHER RIGHTS. The provisions for
indemnification and advancement of Expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that the Indemnitee may have under any provision of law, the Company's Restated Certificate of Incorporation or Bylaws, the vote of the Company's shareholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and action in another capacity while occupying his or her position as a director and/or officer of the Company.

                           (b)      CHANGES IN LAW. In the event of any changes,
after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Delaware corporation to indemnify its officers and/or directors, the Indemnitee's rights and the Company's obligations under this Agreement shall be expanded to the full extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, which narrow the right of a Delaware corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

                  14. EFFECTIVENESS OF AGREEMENT. This Agreement shall be effective as of the date set forth on the first page and shall, to the fullest extent permitted by law, apply to acts of omissions of Indemnitee which occurred at any time prior to or after such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at

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the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

                  15. SUBROGATION. In the event of any payment under this Agreement by the Company to or on behalf of Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

                  16. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, rule or regulation. The provisions of this Agreement shall be severable as provided in this Section 16. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

                  17. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware. To the extent permitted by applicable law, the parties hereby waive any provisions of law which render any provision of this Agreement unenforceable in any respect.

                  18. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both the Company and Indemnitee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

INDEMNITEE                     LINDSAY MANUFACTURING CO.

________________________               By:_________________________

                               Bruce C. Karsk
                               Executive Vice President, Secretary and Treasurer